UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): April 10, 2014

                    Alliqua, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	001-36278	58-2349413
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 10, 2014, Alliqua, Inc. (the “Company”) entered into a Supply Agreement (the “ECM Supply Agreement”) with Anthrogenesis Corporation, a Delaware corporation doing business as Celgene Cellular Therapeutics (“CCT”), pursuant to which CCT shall, as soon as reasonably practicable after the date that CCT obtains regulatory clearance or approval in the United States for any of CCT’s extracellular matrix products derived from the human placenta (each an “ECM”), supply and sell to the Company all of the Company’s requirements of ECMs, in finished form and final packaging, for exploitation in the United States under that certain License, Marketing and Development Agreement, dated November 14, 2013 (the “License Agreement”), between the Company and CCT. Pursuant to the License Agreement, CCT granted the Company an exclusive, royalty-bearing license in CCT’s intellectual property of certain placental based products, including ECMs and Biovance, to develop and commercialize ECMs and Biovance in the United States. The ECM Supply Agreement will automatically terminate upon the termination or expiration of the License Agreement and may otherwise be terminated (i) by CCT upon six months’ prior written notice, (ii) by the Company upon six months’ prior written notice if CCT fails to deliver at least a specified portion of a firm purchase order by the required delivery date specified in the order on at least a specified number of occasions in a specified period; (iii) by either party for breach of the ECM Supply Agreement, if the breach is not cured within a specified period after receiving written notice of the breach; or (iv) by either party if the other party is the subject of insolvency proceedings, either voluntary or involuntary. The ECM Supply Agreement also contains mutual confidentiality and indemnification obligations for the Company and CCT.

On April 10, 2014, the Company and CCT entered into an amendment to that certain Supply Agreement, dated November 14, 2013, for the supply of Biovance in order to amend the pricing schedule.

CCT is a wholly-owned subsidiary of Celgene Corporation (“Celgene”), which beneficially owns more than 19% of the Company’s voting securities. Jerome Zeldis, M.D., Ph.D., the current chairman of the board of directors of the Company, is the chief executive officer of Celgene Global Health and chief medical officer of Celgene. Perry Karsen, a director of the Company, is the executive vice president and chief operations officer of Celgene and the chief executive officer of CCT.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2014, each of Jeffrey Sklar and David Stefansky, who are the members of the board of directors (the “Board”) of the Company and whose terms do not expire at the 2014 annual meeting of stockholders (the “Annual Meeting”), tendered his resignation, contingent and effective upon stockholder approval at the Annual Meeting of a proposal to eliminate the classification of the board of directors and to provide for the annual election of directors (the “Proposal”), as more particularly described in the Company’s Proxy Statement, which was filed in preliminary form on April 11, 2014. If the Proposal is approved, the annual election of directors will begin at the Annual Meeting and each of the current directors will be a nominee for election as a director at the Annual Meeting.

The resignations described above are for the sole purpose of establishing a non-classified board of directors of the Company and are not due to a disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices. The resignations will be of no effect if the Proposal is not approved at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA, INC.

Dated: April 16, 2014	By:	/s/ Brian Posner
		Name:	Brian Posner
		Title:	Chief Financial Officer